UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2005

DDi Corp.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-30241 (Commission File Number)	06-1576013 (IRS Employer Identification No.)

1220 Simon Circle Anaheim, California (Address of principal executive offices)		92806 (Zip Code)

Registrant’s telephone number, including area code: (714) 688-7200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated With Exit or Disposal Activities.
SIGNATURES

Item 2.05. Costs Associated With Exit or Disposal Activities.

     On May 3, 2005, in order to further increase operational efficiency, the Board of Directors of DDi Corp. (the “Company”) approved plans to close the Company’s Arizona facility, which has produced mass lamination cores for four of the Company’s North American PCB plants, and to shift this work back into other facilities. The Company’s Virginia facility will assume the majority of the internal mass lamination work previously manufactured by the Arizona facility. This change is expected to shorten turn-around time and reduce inter-facility transfer time and costs.

     The Arizona facility currently employs approximately 80 employees in three leased buildings. The Company announced the exit plan to the affected workforce on May 5, 2005, intends to turn its focus toward winding up manufacturing activity, and expects to complete exiting the premises before the end of the lease term (two buildings have a lease expiration date of December 31, 2005 and the third, February 28, 2006).

     The Company believes that the following types of restructuring costs will likely be incurred in connection with the closure of its Arizona facility: termination benefits; property restoration; rent; utilities, tax and miscellaneous charges; fixed asset write-offs; and inventory write-offs. However, the Company is unable at this time in good faith to make a determination of the total amount or range of amounts expected to be incurred with respect to each of these types of costs. The Company will file an amended report on Form 8-K within four business days of making a determination of these estimates.

     The Company estimates that the range of total cash and non-cash charges relating to the exit activity will be $3.0 to $4.5 million. The Company estimates that the range of cash charges related to exit activity will be approximately $1.5 to $2.5 million. These restructuring charges are expected to be accounted for during the second quarter of 2005.

     The Company is in the process of determining whether assets of the Arizona facility are impaired in value by this action and if there are impaired assets, the associated impairment charge to be recorded in accordance with SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” If the Company concludes that a material charge for impairment is required under generally accepted accounting principles, the Company will disclose such fact in another report on Form 8-K or in another periodic report, as required.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, DDi Corp. has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

DDi CORP.
Date: May 9, 2005	By:	/S/ TIMOTHY J. DONNELLY
Timothy J. Donnelly
Vice President and General Counsel